CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Fund For Utah and to the use of our reports dated August 27, 2008 on the financial statements and financial highlights of Tax-Free Fund For Utah. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                     TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 23, 2008